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                                                                    Exhibit 10.6

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                            YOUNG AMERICA CORPORATION

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                             STOCKHOLDERS' AGREEMENT

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                          Dated as of November 25, 1997

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                                             STOCKHOLDERS' AGREEMENT dated as of
                                    November 25, 1997 among YOUNG AMERICA
                                    CORPORATION, a Minnesota corporation (the
                                    "Corporation"), and the stockholders of the Corporation listed on Schedule I hereto (each, a "Stockholder" and collectively the "Stockholders").

            Each Stockholder owns that number of shares of Common Stock (as hereinafter defined) set forth opposite the name of such Stockholder on Schedule I hereto. The parties hereto desire to provide for the terms with respect to certain matters regarding the relationship between the Corporation and the Stockholders and among the Stockholders.

            ACCORDINGLY, in consideration of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

   1  Definitions; Rules of Construction.

      (a) Capitalized terms used in this Agreement have the meanings ascribed to them below:

            "Affiliate" means (i) with respect to any individual, (A) a spouse or descendant (by blood or adoption) of such individual, (B) any trust or family partnership whose beneficiaries shall solely be such individual and/or such individual's spouse and/or any Person related by blood or adoption to such individual or such individual's spouse, and (C) the estate of such individual,
(ii) with respect to any Person which is not an individual, any other Person that, directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, such Person and/or one or more Affiliates thereof.

            "Applicable Law" means, as to any Person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any Governmental Authority applicable to such Person or any of its assets or property and all judgments applicable to such Person.

            "Approved Sale" has the meaning ascribed to such term in Section
7(a).

            "Articles" means the Articles of Incorporation of the Corporation as on file with the Secretary of State of Minnesota as of the Closing Date, as the same may hereafter be amended, modified, supplemented and restated from time to time.

            "Board" means the Board of Directors of the Corporation.

            "Bridge Financing Agreement" means the Senior Credit Agreement, dated as of the Closing Date, among the Corporation and the other parties thereto, as such agreement may from time to time be amended, supplemented, restated or refinanced.

            "BT" means BT Capital Partners, Inc. and its Affiliates.

            "BT Director" has the meaning ascribed to such term in Section 2(a)(i).


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            "BT Stockholders" shall mean the Persons identified as "BT
Stockholders" on Schedule I hereto, any Affiliate of BT which owns Common Stock and any successor to, or assignee or transferee of, a BT Stockholder who shall agree in writing to be treated as a BT Stockholder and to be bound by the terms and comply with the provisions of this Agreement.

            "Budget" has the meaning ascribed to such term in Section 3(a)(iv).

            "By-laws" means the by-laws of the Corporation as amended from time to time.

            "Class A Common Stock" means the Class A Common Stock, $1.00 par value, of the Corporation.

            "Class B Common Stock" means the Class B Common Stock, $1.00 par value, of the Corporation.

            "Class C Common Stock" means the Class C Common Stock, $1.00 par value, of the Corporation.

            "Closing Date" means November 25, 1997.

            "Common Stock" means collectively the Class A Common Stock, the Class B Common Stock and the Class C Common Stock.

            "Common Stock Equivalent" means a share of Common Stock or the right to acquire, whether or not immediately exercisable, one share of Common Stock, whether evidenced by an option, warrant, convertible security or other instrument or agreement.

            "Company" means, collectively, the Corporation and its Subsidiaries and, individually, the Corporation and each Subsidiary of the Corporation.

            "Competitor" means any Person who owns or controls any business or organization in any part of the United States or any other jurisdiction in which the Company sells products or provides services, which, directly or indirectly, Competes (as hereinafter defined) with the Company. A business or organization shall be deemed to "Compete" with the Company if such business or organization, in the reasonable opinion of the Board, competes in a significant manner with the business of the Company as it is conducted as of the Closing Date or at any time while this Agreement is in effect.

            "Control" means, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "Co-Sale Acceptance" shall have the meaning ascribed to such term in
Section 6(a).

            "Co-Sale Notice" shall have the meaning ascribed to such term in
Section 6(a).

            "Co-Sale Offer" shall have the meaning ascribed to such term in
Section 6(a).


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            "Co-Sale Offeree" shall have the meaning ascribed to such term in
Section 6(a).

            "Co-Sale Offeror" shall have the meaning ascribed to such term in
Section 6(a).

            "Corporation" has the meaning ascribed to such term in the Preamble.

            "Ecklund Group" means Jay F. Ecklund and any Affiliate of Jay F. Ecklund to whom Jay F. Ecklund shall transfer Stock.

            "Encumbrance" means mortgage, lien, judgment, claim, security interest, pledge, escrow, charge or other encumbrance of any kind or character whatsoever.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

            "Existing Indebtedness" means any Indebtedness incurred or permitted to be incurred under the Bridge Financing Agreement or the Recapitalization Agreement or any other Indebtedness extant on the Closing Date.

            "GAAP" means United States generally accepted accounting principles, consistently applied.

            "Governmental Authority" means any domestic or foreign government or political subdivision thereof, whether on a federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

            "Guaranty" means any obligation, contingent or otherwise, of any Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person in any manner, whether directly or indirectly, including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to purchase or otherwise pay for merchandise, materials, supplies, services or other property under an arrangement which provides that payment for such merchandise, materials, supplies, services or other property shall be made regardless of whether delivery of such merchandise, materials, supplies, services or other property is ever made or tendered, or (iv) to maintain the working capital, equity capital or other financial statement condition of any primary obligor, provided, however, that the term Guaranty shall not include endorsement of instruments for deposit and collection in the ordinary course of business.

            "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by (or which customarily would be evidenced by) bonds, debentures, notes or similar instruments, (c) all reimbursement obligations of such Person with respect to letters of credit and similar instruments, (d) all obligations of such Person under


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conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person incurred, issued or assumed as the deferred purchase price of property or services, other than accounts payable incurred and paid on terms customary in the business of such Person (it being understood that the "deferred purchase price" in connection with any purchase of property or assets shall include only that portion of the purchase price which shall be deferred beyond the date on which the purchase is actually consummated), (f) all obligations secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed,
(g) all obligations of such Person under forward sales, futures, options and other similar hedging arrangements (including interest rate hedging or protection agreements), (h) all obligations of such Person to purchase or otherwise pay for merchandise, materials, supplies, services or other property under an arrangement which provides that payment for such merchandise, materials, supplies, services or other property shall be made regardless of whether delivery of such merchandise, materials, supplies, services or other property is ever made or tendered, (i) any Guaranties by such Person of indebtedness of others and (j) all obligations under capital leases (which are required to be accounted for as such under GAAP) of such Person.

            "Independent Directors" has the meaning ascribed to such term in
Section 2(a)(v).

            "Internal Rate of Return" means the annual rate (assuming annual compounding) which if used to discount to present value the payments in cash or cash equivalents made or received by any holder of shares of Common Stock, during the period from the date of calculation back to the initial issuance of such shares, would cause the net present value (on such date) of such investment to equal zero (0). In calculating an Internal Rate of Return:

            (i) each payment received in cash or cash equivalents by a holder (or its predecessors in interest) of shares of Common Stock attributable to such shares or any sale thereof for cash shall be treated as a cash inflow with a positive value, and each cash disbursement made by such holder (or its predecessors in interest) directly attributable to such shares shall be treated as a cash outflow with a negative value;

            (ii) each such payment or disbursement shall be discounted from the date actually made to the date of such holder's initial investment in the shares; and

            (iii) indemnity payments and payments in reimbursement of
                  out-of-pocket expenses received by such holder of shares shall not be treated as cash inflows and therefore shall be disregarded.

            "Majority in Interest of BT Stockholders" means, at any point in time, BT Stockholders owning, in the aggregate, more than 50% of the Common Stock owned by all BT Stockholders.


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            "Majority in Interest of Original Stockholders" means, at any point in time, Original Stockholders owning, in the aggregate, more than 50% of the Common Stock owned by all Original Stockholders.

            "Majority in Interest of OTPB Stockholders" means, at any point in time, OTPB Stockholders owning, in the aggregate, more than 50% of the Common Stock owned by all OTPB Stockholders.

            "Management Stockholders" shall mean the Persons identified as "Management Stockholders" on Schedule I hereto, any Affiliate of such Management Stockholders which owns Common Stock and any successor to, or assignee or transferee of, a Management Stockholder who shall agree in writing to be treated as a Management Stockholder and to be bound by the terms and comply with the provisions of this Agreement.

            "Option Plan " means the Corporation's 1997 Stock Option Plan as approved by the Board with terms substantially similar to those set forth in the term sheet attached hereto as Exhibit A.

            "Original Stockholder Director" has the meaning ascribed to such term in Section 2(a)(iii).

            "Original Stockholders" shall mean the Persons identified as "Original Stockholders" on Schedule I hereto, any Affiliate of any Original Stockholder which owns Common Stock and any successor to, or assignee or transferee of, an Original Stockholder who shall agree in writing to be treated as a Original Stockholder and to be bound by the terms and comply with the provisions of this Agreement.

            "OTPB" means Ontario Teachers' Pension Plan Board and its
Affiliates.

            "OTPB Director" has the meaning ascribed to such term in Section 2(a)(ii).

            "OTPB Stockholders" shall mean the Persons identified as "OTPB Stockholders" on Schedule I hereto, any Affiliate of OTPB which owns Common Stock and any successor to, or assignee or transferee of, an OTPB Stockholder who shall agree in writing to be treated as a OTPB Stockholder and to be bound by the terms and comply with the provisions of this Agreement.

            "Other Stockholders" has the meaning ascribed to such term in
Section 6(a).

            "Permitted Transfer" means a Transfer to an Affiliate in compliance with Section 5(c).

            "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.


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            "Proportionate Percentage" means, with respect to a Stockholder, a fraction (expressed as a percentage) the numerator of which is the number of shares of Common Stock held by such Stockholder and the denominator of which is
(i) in a situation where the Proportionate Percentage is being calculated with respect to all Stockholders, the total number of shares of Common Stock outstanding at the time in question and (ii) in a situation where the Proportionate Percentage is being calculated with respect to a group of Stockholders, the total number of shares of Common Stock held by the members of such group.

            "Public Offering" means the closing of a public offering of Common Stock pursuant to a registration statement declared effective under the Securities Act, except that a Public Offering shall not include an offering made in connection with an employee benefit plan or made primarily to employees or consultants of the Corporation.

            "Public Sale" means any sale, occurring simultaneously with or after a Public Offering, of Securities to the public pursuant to an offering registered under the Securities Act or to the public in the manner described by the provisions of Rule 144.

            "Qualified Holder" shall have the meaning ascribed to such term in
Section 3(a).

            "Qualified Public Offering" means the sale by the Corporation and/or one or more stockholders of the Corporation in an underwritten Public Offering registered under the Securities Act of Common Stock (i) which results in aggregate net cash proceeds (net of underwriters' discounts and commissions and estimated offering expenses) to the Corporation and/or any selling stockholders of not less than $30 million and (ii) pursuant to which at least 20% of all outstanding shares of Common Stock of the Corporation are sold.

            "Recapitalization Agreement" means the Recapitalization Agreement among the Corporation and the parties named therein, dated the Closing Date, as amended or modified from time to time.

            "Registration Rights Agreement" means the Registration Rights Agreement dated the Closing Date among the Corporation and the other parties named therein.

            "Related Agreements" means, collectively, this Agreement, the Option Plan, the Stock Purchase Agreement dated as of the Closing Date between the Corporation and BT, the Stock Purchase Agreement dated as of the Closing Date between the Corporation and OTPB, the Subscription Agreements, the Registration Rights Agreement, the Bridge Financing Agreement, the Put Option Agreement dated the Closing Date between the Corporation and Jay F. Ecklund, the Recapitalization Agreement and any other Transaction Documents, as such term is defined in the Recapitalization Agreement, each as amended or modified from time to time.

            "Requisite Holders" means a Majority in Interest of the BT Stockholders.

            "Restricted Securities" means, at any point in time, any Securities that have not theretofore been Transferred in a Public Sale.


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            "Rule 144" means Rule 144 promulgated by the Securities and Exchange
Commission under the Securities Act as such rule may be amended from time to time, or any similar rule then in force.

            "Sale of the Company" has the meaning ascribed to such term in
Section 7(a).

            "Securities" means, with respect to any Person, such Person's "securities" as defined in Section 2(1) of the Securities Act of 1933, as amended, and includes such Person's capital stock or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock or other equity or equity-linked interests, including phantom stock and stock appreciation rights. Whenever a reference herein to Securities is referring to any derivative Securities, the rights of a Stockholder shall apply to such derivative Securities and all underlying Securities directly or indirectly issuable upon conversion, exchange or exercise of such derivative securities.

            "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

            "Securities and Exchange Commission" means the United States Securities and Exchange commission, or any governmental body or agency succeeding to the functions thereof.

            "Small Business Sideletter" shall have the meaning ascribed to such term in Section 8(a).

            "Stock" means the Common Stock and any and all other capital stock or equity Securities (including derivative Securities therefor) of the Corporation.

            "Stockholders" shall have the meaning ascribed to such term within the caption and shall include any Person who hereafter becomes a party to this Agreement pursuant to Section 5.

            "Subscription Agreements" means any Subscription Agreement dated as of the Closing Date among the Corporation and the other parties named therein.

            "Subsidiary" means any other Person (i) whose Securities having a majority of the general voting power in electing the Board or equivalent governing body of such other Person (excluding Securities entitled to vote only upon the failure to pay dividends thereon or the occurrence of other contingencies) are, at the time as of which any determination is being made, owned by such Person either directly or indirectly through one or more other entities constituting Subsidiaries or (ii) more than a 50% interest in the profits or capital of whom is, at the time as of which any determination is being made, owned by such Person either directly or indirectly through one or more other entities constituting Subsidiaries.

            "Transfer" shall be construed broadly and shall include any transfer (whether voluntary, involuntary or by operation of law) of securities or any interest therein, including without limitation, by way of issuance, sale, participation, pledge, attachment, levy of execution, assignment for the benefit of creditors, gift, bequeath, intestate transfer, distribution, liquidation, merger or consolidation.


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            "Trigger Event" shall have deemed to have occurred at any time after the Majority in Interest of BT Stockholders so elects (by written notice to the Corporation); provided, however, that preceding such election, one or more of the following events or conditions shall have occurred or be in existence:

            (i) Charles D. Weil shall cease to be employed by the Corporation for any reason;

            (ii) by the fifth anniversary of the Closing Date, the Corporation shall not have completed a Qualified Public Offering;

            (iii) in the reasonable opinion of the Majority in Interest of BT
                  Stockholders, default shall be made in the due observance or performance by any party to this Agreement (other than BT) of any of its covenants, obligations or agreements contained in this Agreement (including Section 4 hereof) or in any other Related Agreement;

            (iv) in the reasonable opinion of the Majority in Interest of BT Stockholders, any representation or warranty made by any party to this Agreement (other than BT), in this Agreement or in any other Related Agreement or in any certificate, financial statement or other instrument furnished by or on behalf of such Person pursuant or any other Related Agreement shall prove to have been false or incorrect in any material respect when made or furnished;

            (v) an Approved Sale has been proposed to the Board and such sale is not approved, for whatever reason, by the Board within three days of such proposal;

            (vi) the Majority in Interest of BT Stockholders believes circumstances exist which are not described in (i) through (v) above that require such Stockholders to take control of the Corporation in order to protect their investment in the Corporation; and

            (vii) the Majority in Interest of BT Stockholders determines that it is permitted under Applicable Law to take control of the Company and determines that it is in the interest of such Stockholders to do so.

      (b)   Rules of Construction.

            (i) The use in this Agreement of the term "including" means "including, without limitation." The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended or supplemented, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement.


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            (ii)  The title of and the section and paragraph headings in this
                  Agreement are for convenience of reference only and shall not govern the interpretation of any of the terms or provisions of this Agreement.

            (iii) The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require.

            (iv) Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

            (v) Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1.

   2  Board of Directors.

      (a) Election of Directors. The Corporation and each Stockholder shall from time to time use all reasonable efforts to cause the Corporation to be managed by a Board (comprised of no more than eight directors) designated as follows:

            (i) two directors, (the "BT Directors") to be nominated by the Majority in Interest of BT Stockholders, one of whom shall be the non-executive chairman of the Corporation;

            (ii) one director (the "OTPB Director"), to be nominated by the Majority in Interest of OTPB Stockholders;

            (iii) for so long as the Ecklund Group own 80% of the Common Stock owned by Jay F. Ecklund on the Closing Date, one director (the "Original Stockholder Director"), to be nominated by the Majority in Interest of Original Stockholders;

            (iv) one director who at any point in time shall be the Chief Executive Officer of the Corporation (the "CEO"); and

            (v) up to three directors (which individuals shall be independent of the BT Stockholders and the OTPB Stockholders) (the "Independent Directors "), to be nominated jointly by the Majority in Interest of BT Stockholders and the Majority in Interest of OTPB Stockholders;


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provided, however, that at any time after the occurrence of a Trigger Event, (x)
the Majority in Interest of BT Stockholders shall be entitled to nominate, as additional directors to the Board, such number of additional directors as is necessary to cause the total number of directors nominated by the Majority in Interest of BT Stockholders to equal 50% plus 1 of the total number of directors comprising the Board and (y) each Stockholder shall take such action as shall be necessary to cause the Corporation to increase the size of the Board to include such additional directors.

      (b) Committees. The Board shall have an Executive Committee (the "Executive Committee") composed of three directors which three directors shall be the CEO, one BT Director and one OTPB Director. Each Stockholder shall use all reasonable efforts to cause each director of the Corporation originally nominated by such Stockholder to take such corporate actions as may be required to ensure such composition of the Executive Committee and to ensure that that at least one BT Director and one OTPB Director is appointed to each other committee of the Board, if any.

      (c) Expenses. The Corporation shall pay the reasonable out-of-pocket expenses incurred by each director designated pursuant to Section 2(a) in connection with attending the meetings of the Board and meetings of any committees of the Board to which such director is a member.

      (d) Removal of Directors. At all times such Persons shall have the right to nominate a director to the Board as provided herein (i) the Majority in Interest of BT Stockholders shall have the right to recommend the removal, with or without cause, of any BT Director, (ii) the Majority in Interest of OTPB Stockholders shall have the right to recommend the removal, with or without cause, of any OTPB Director, (iii) the Majority in Interest of Original Stockholders shall have the right to recommend the removal, with or without cause, of any Original Stockholder Director and (iv) the Majority in Interest of BT Stockholders or the Majority in Interest of OTPB Stockholders shall have the right to recommend the removal, with or without cause, of any Independent Director.

      (e) Voting Agreement. Each Stockholder agrees to vote, in person or by proxy, all of the Securities owned by such Stockholder and entitled to vote at any annual or special meeting of the stockholders of the Corporation for the election to the Board of all individuals nominated in accordance with Section 2(a) and for the removal from the Board of all directors proposed to be removed in accordance with Section 2(d).

      (f) Vacancies. In the event a vacancy is created on the Board by reason of the death, removal or resignation of any director, each of the Stockholders hereby agrees, in its capacity as a stockholder of the Corporation, to elect a director to fill such vacancy in accordance with the nomination procedures set forth in Section 2(a). Such election shall occur within the earlier of (i) the next official Board action or (ii) thirty days after such vacancy occurs. Following the occurrence of any such vacancy, each of the Stockholders hereby agrees, in his, her or its capacity as a stockholder of the Corporation, to use his, her or its best efforts to cause the Corporation either to promptly hold a special meeting of stockholders to elect a new director to fill such vacancy or to execute a written consent in lieu thereof.


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      (g) No Inconsistent Agreements. Each Stockholder represents that he or it has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no Stockholder shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

   3  Reports; Inspections; Confidentiality.

      (a) Prior to the consummation of a Qualified Public Offering, the Corporation shall furnish to any Stockholder that is not a Competitor and who holds, together with its Affiliates, at least 5% of the outstanding shares of Common Stock (each a "Qualified Holder"), the Management Stockholders (so long as they are employees of the Company), and so long as the Ecklund Group owns 80% of the Common Stock owned by the Ecklund Group on the Closing Date, Jay F. Ecklund, the following reports:

            (i) Monthly Statements. As soon as available, but no later than 30 days after the end of each monthly accounting period, an unaudited consolidated financial report of the Corporation and its Subsidiaries in the form provided to the Corporation's senior management which shall include the following:

                  (A) a profit and loss statement for such monthly accounting period, together with a cumulative profit and loss statement from the first day of the current year to the last day of such monthly accounting period;

                  (B) a balance sheet as at the last day of such monthly accounting period;

                  (C) a cash flow analysis for such monthly accounting period on a cumulative basis for the fiscal year to date; and

                  (D) to the extent otherwise prepared, (x) a comparison between the actual figures for such monthly accounting period and the comparable figures within the Budget for such period and (y) a comparison between the current figures and the figures from the prior year for such monthly accounting period, with, in each case, an explanation of any material differences.

            (ii) Quarterly Reports. As soon as available, but not later than 30 days after the end of each quarterly accounting period (other than the last quarterly period of each fiscal year), (A) an unaudited consolidated financial report of the Corporation and its Subsidiaries including, with respect to such quarterly accounting period, the statements referred to in clauses (A) through (C) of the preceding subsection, and (B) a report by management of the Corporation of the operating and financial highlights of the Corporation and its Subsidiaries for the three prior monthly accounting periods, which shall include a comparison between (x) the actual figures for such monthly accounting period and the comparable figures within the Budget for such period and (y) a comparison between the current figures and the figures from the prior year


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                  for such monthly accounting period, with, in each case, an explanation of any material differences.

            (iii) Annual Audit. As soon as available, but not later than 90 days after the end of each fiscal year of the Corporation, audited consolidated financial statements of the Corporation and its Subsidiaries, which shall include a statement of cash flows and statement of operations for such fiscal year and a balance sheet as of the last day thereof and accompanied by the report of a firm of independent certified public accountants of recognized standing selected by the Board. The Corporation and its Subsidiaries shall maintain a system of accounting sufficient to enable its independent certified public accountants to render the report referred to in this clause.

            (iv) Budget. Within 45 days prior to the end of each fiscal year the Corporation, annual updated consolidated long-range business and strategic budget and plan (each a "Budget"), which shall include cash flow and other financial projections (setting forth in detail the assumptions therefor) for the Corporation and its Subsidiaries for the immediately following fiscal year of the Corporation, approved by the Board.

            (v) Accountants Reports. Promptly upon becoming available, copies of all reports prepared for or delivered to the management of the Corporation by its outside accountants.

            (vi) Material Events. Promptly upon becoming aware of any condition or event that could reasonably be expected to have a material adverse affect on the Corporation or any of its Subsidiaries (including, without limitation, any litigation, governmental inquiry, or discovery of a significant liability), a report summarizing such condition or event and the proposed response of the Corporation or the Subsidiary, as applicable, thereto.

            (vii) Miscellaneous. Promptly, from time to time, such other information (in writing if so requested) regarding the assets and properties and operations, business affairs and financial condition of the Company as any Qualified Holder may reasonably request.

            (viii) GAAP Reporting. The financial statements and reports delivered under this subsection shall fairly present in all material respects the financial position and results of operations of the Corporation at the dates thereof and for the periods then ended and shall have been prepared in accordance with GAAP, in the case of unaudited financial statements, subject to normal year-end audit adjustments and the absence of footnotes.

      (b) The Corporation and its Subsidiaries shall afford to any Qualified Holder and its employees, counsel and other authorized representatives, during normal business hours, access, upon reasonable advance notice, to all of the books, records and properties of the Corporation or its Subsidiaries, as applicable, and to make copies of such records and permit such Persons to discuss all aspects of the Corporation or its Subsidiaries, as applicable, with any officers, employees or accountants of the Corporation, and the Corporation and its Subsidiaries shall provide to any Qualified Holder responses to all reasonable written requests from a Qualified Holder for information relating to the Corporation, its Subsidiaries and their respective operations; provided, however, that such investigation and preparation of responses shall not unreasonably interfere with the operations of the Corporation or its Subsidiaries, as applicable. The Corporation and its Subsidiaries will instruct its independent public accountants to discuss such aspects of the financial condition of the Corporation or its Subsidiaries, as applicable, with any Qualified Holder and its representatives as such Person may reasonably request, and to permit such Qualified Holder and its representatives to inspect, copy and make extracts from such financial statements, analyses, work papers and other documents and information (including electronically stored documents and information) prepared by such accountants with respect to the Corporation or its Subsidiaries, as applicable, as such Qualified Holder may reasonably request. All costs and expenses incurred by any Qualified Holder and its representatives in connection with exercising such rights of access shall be borne by such Persons, and all out-of-pocket costs and expenses incurred by the Corporation or its Subsidiaries, as applicable, in complying with any extraordinary requests by any Qualified Holder and its representatives in connection with exercising such access rights shall be borne by such Qualified Holder.

      (c) Each Stockholder shall use its best efforts to maintain the confidentiality of any confidential and proprietary information obtained by such Stockholder; provided, however, that the foregoing shall in no way limit or otherwise restrict the ability of such Stockholder or its authorized representatives to disclose such information concerning the Corporation and its Subsidiaries which it may be required to disclose (i) to its partners or limited partners to the extent required to satisfy its fiduciary obligations to such Persons, or (ii) otherwise pursuant to or as required by Applicable Law.

   4  Covenants of the Corporation; Special Voting Agreements.

      (a) Negative Covenants. The Corporation shall not, and shall ensure that each Subsidiary shall not, without the affirmative vote or written consent of the Requisite Holders:

            (i)   consummate a Public Offering;

            (ii) except as contemplated by the Related Agreements, issue, redeem, repurchase, reclassify, retire or cancel any Securities;

            (iii) amend, modify, supplement, restate or replace the Option Plan;

            (iv) merge or consolidate with or into another entity (other than (x) mergers of wholly-owned Subsidiaries and mergers of a wholly-owned Subsidiary with and into the Corporation where the Corporation is the surviving corporation or (y) as required by Section 7 hereof);

            (v) acquire any business or assets from, or capital stock of, or make any investments in any Person;

            (vi) sell any assets of the Company other than in the ordinary course of business;

            (vii) issue or sell any Stock (or any phantom stock rights);

            (viii) amend or restate the authorized capital, the Articles or the
                  By-laws;

            (ix) take any action to hire, fire or change the duties of any member of senior management;

            (x) change or replace the Company's independent outside auditor or make any change in the accounting principles used by the Company; provided, however, that the Company may act to replace its auditor as of the Closing Date with Arthur Andersen LLP or another "Big 6" audit firm;

            (xi) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction;

            (xii) enter into, revise or amend any contract, agreement or transaction with any of its officers, directors, management employees or Affiliates, except for any employment or compensation agreements with individuals with an annual expense to the Corporation of less than $60,000;

           (xiii) incur or create any Indebtedness other than the Existing Indebtedness (which, for purposes hereof, shall include undrawn availability on revolving credit facilities), or modify the terms of, or prepay the Existing Indebtedness;

            (xiv) except as contemplated by the Related Agreements, declare or pay any dividends, make any distributions or returns of capital with respect to any Stock or redeem or repurchase any Securities;

            (xv) approve or make any material amendments to or deviations from any Budget;

            (xvi) enter into any business, other than the businesses in which the Company is engaged on the Closing Date;

           (xvii) fail to perform or comply with, or enter into any agreement or commitment that would prohibit, restrict or impair the Corporation or the Subsidiaries from complying with and performing, their respective obligations under the Related Agreements; and

          (xviii) register the Transfer of any Stock by any Stockholder unless such Transfer is made in accordance with the provisions of
                  Section 5 hereof.

      (b) Affirmative Covenants. The Corporation shall, and shall cause its Subsidiaries to, take or cause to be taken the following actions, unless otherwise consented to in writing by the Requisite Holders:

            (i) cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses;

            (ii) maintain and keep its properties in good repair, working order and condition (excluding normal wear and tear), and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted at all times;

            (iii) maintain customary insurance on its business and properties to such extent and against such risks, including (w) fire and other risks insured against by extended coverage, (x) workers' compensation insurance (y) personal injury or death or (z) property damage occurring upon, in, about or in connection with, the use of any properties owned, occupied or controlled by, or the business conducted by, such Company in each case as is customary with companies similarly situated and in the same or similar businesses;

            (iv) pay and discharge when payable (x) all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and
                  (y) all claims for labor, materials or supplies which if unpaid might by law become a lien upon any of its property, unless and to the extent that the same are being contested in good faith and adequate reserves (as determined in accordance with GAAP,) have been established on its books with respect thereto;

            (v) comply with all other material obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP) have been established on its books with respect thereto;

            (vi) furnish, as promptly as possible after obtaining knowledge of the occurrence thereof, written notice to the Stockholders of all events or conditions described in clauses (i)-(v) of the definition of Trigger Event;

            (vii) perform in all material respects all of its obligations under this Agreement and the Related Agreements to which it is a party and under each indenture or other material agreement or instrument to which it is a party or subject;

           (viii) maintain financial records in accordance with accounting practices and controls sufficient to prepare the financial statements, certificates and reports required by this Agreement and the other agreements, indentures and commitments to which it is bound;

            (ix) defend itself and its properties in a commercially reasonable manner from and against any lawsuits or claims; and

            (x) comply in all material respects with all Applicable Laws (including ERISA laws and environmental and safety requirements).

      (c) Special Voting Agreements. The Corporation shall not, and shall ensure that each Subsidiary shall not, without the affirmative vote or written consent of the Majority in Interest of the OTPB Stockholders:

            (i) incur or create any Indebtedness other than the Existing Indebtedness (which, for purposes hereof, shall include undrawn availability on revolving credit facilities) in an amount excess of $10 million or modify the terms of any Indebtedness;

            (ii) declare or pay any dividends, make any distributions or returns of capital with respect to any Stock or redeem or repurchase any Securities (other than payments of subordinated debt or payments with respect to the repurchase of Securities from current or former employees of the Company) so long as the Corporation or any of its Subsidiaries shall have outstanding any long-term Indebtedness;

            (iii) cause or allow any of the following to occur unless the BT
                  Stockholders shall have confirmed to the Corporation that the BT Stockholders have consulted with the OTPB Stockholders concerning such event: (A) the removal or a change in the status of the CEO, (B) a refinancing of the Indebtedness of the Corporation under the Bridge Financing Agreement, or (C) a determination not to enforce any right to indemnification held by the Corporation under the Recapitalization Agreement;

            (iv) change or replace the Company's independent outside auditor or make any change in the accounting principles used by the Company; provided, however, that the Company may act to replace its auditor as of the Closing Date with Arthur Andersen LLP or another "Big 6" audit firm;

            (v) permit (A) capital expenditures to be made by the Company during any one year in an amount in excess of $10 million or
                  (B) the designation as obsolete or the discontinuation of any line of business of the Company involving, in either case, dedicated assets having a fair market value in excess of $10 million;

            (vi) directly or indirectly enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service or the entry into any financing agreement) with any Affiliate of the Corporation (including, without limitation, BT) on terms less favorable to the Company than the Company would obtain in a transaction negotiated on an arms-length basis between parties that are not Affiliates.

            (vii) merge or consolidate with or into another entity (other than
                  (x) mergers of wholly-owned Subsidiaries and mergers of a wholly-owned Subsidiary with and into the Corporation where the Corporation is the surviving corporation or (y) as required by Section 7 hereof);

           (viii) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction;

            (ix) amend or restate the authorized capital, the Articles or the By-laws;

            (x) sell any assets of the Company valued in excess of $10 million in any transaction or series of related transactions other than in the ordinary course of business;

            (xi) except as contemplated by the Related Agreements, issue, redeem, repurchase, reclassify, retire or cancel any Securities;

            (xii) change the primary business of the Corporation or enter into any business, other than consistent with the businesses in which the Company is engaged on the Closing Date;

           (xiii) on or before the sixth anniversary of the Closing Date, conduct a Public Offering other than a Qualified Public Offering at a price per share for the Common Stock such that, if applied to the shares of Common Stock purchased by the OTPB Stockholders on the Closing Date, would yield an Internal Rate of Return on such shares of at least 20%.

            (xiv) acquire any business assets from, or capital stock of, or make any investments in any Person in excess of $10 million.

   5  Limitations on Transfers of Stock.

      (a) The provisions regarding Transfers of Stock contained herein shall apply to all shares of Stock now owned or hereafter acquired by any Stockholder, including shares of Stock acquired by reason of any dividend, distribution, exchange or conversion, additional issuances of shares of Stock, and acquisitions of outstanding shares of Stock from another Person, and such provisions shall apply to any shares of Stock obtained by a Stockholder upon the exercise, exchange or conversion of any option, warrant or other Security.

      (b) Other than pursuant to (i) a Transfer to the Corporation, (ii) an Approved Sale, (iii) a Public Offering (to the extent that Transfers by the Stockholders are expressly permitted under the Registration Rights Agreement) or
(iv) a Permitted Transfer, no Stockholder shall Transfer any shares of Stock. In addition to the foregoing, a Stockholder may Transfer shares of Stock provided that such Transfer (x) is approved by the Requisite Holders and (y) complies with the terms of Section 6.

      (c) No Stockholder shall Transfer any shares of Stock (including, without limitation, pursuant to a Permitted Transfer) to a Person (other than the Corporation) not already a party to this Agreement as a Stockholder unless and until such transferee executes and delivers to the Corporation a Joinder Agreement substantially in the form of Exhibit B hereto, pursuant to which such Person shall agree to become a party to, and to be bound by and to comply with the provisions of, this Agreement in the same capacity and to the same extent as the Stockholder Transferring such Security. Any Transfer of shares of Common Stock that is not made in compliance with the provisions hereof shall be void ab initio.

   6  Rights of Co-Sale.

      (a) Subject to the provisions of Section 6(c) and to the last sentence of this Section 6(a), in the event that a Stockholder (hereinafter in this Section 6 referred to as the "Co-Sale Offeree") receives a bona fide offer (the "Co-Sale Offer") from a third party which is not an Affiliate of the Co-Sale Offeree (the "Co-Sale Offeror") to purchase from such Co-Sale Offeree any number of shares of Common Stock held by such Stockholder, for a specified price payable in cash or otherwise and on specified terms and conditions, the Co-Sale Offeree shall promptly forward a notice (the "Co-Sale Notice") complying with Section 6(b) to the Corporation and to the other Stockholders holding Common Stock (the Stockholders receiving a Co-Sale Notice collectively referred to herein as the "Other Stockholders"). The Co-Sale Offeree shall not Transfer any shares of Stock prior to the expiration of the 15-day period referred to below to the Co-Sale Offeror unless the terms of the Co-Sale Offer are extended to each Other Stockholder with respect to each Other Stockholder's Proportionate Percentage of the aggregate number of shares of Common Stock to which the Co-Sale Offer relates, whereupon (i) each Other Stockholder shall be entitled to Transfer such Other Stockholder's Proportionate Percentage of the aggregate number of shares of Common Stock to which the Co-Sale Offer relates and (ii) the Co-Sale Offeree shall be entitled to Transfer the difference between the number of shares of Common Stock to which the Co-Sale Offer relates and the number of shares of Common Stock to which the Other Stockholders have exercised there rights to Transfer hereunder. Each Other Stockholder shall have a period of 15 days to deliver a written notice (the "Co-Sale Acceptance") to the Co-Sale Offeree evidencing its acceptance of the Co-Sale Offer.

      (b) The Co-Sale Notice shall set forth (i) the number of shares of Common Stock to which the Co-Sale Offer relates and the name of the Co-Sale Offeree,
(ii) the name and address of the Co-Sale Offeror, (iii) the proposed amount and type of consideration payable for such Common Stock (including, if the consideration consists in whole or in part of non-cash consideration, such information that was provided to the Co-Sale Offeree by the Co-Sale Offeror to analyze the economic value and investment risk of such non-cash consideration) and the terms and conditions of payment offered by the Co-Sale Offeror and (iv) that the Co-Sale Offeror has been informed of the co-sale rights provided for in this Section 6, and has agreed to purchase shares of Stock held by the Other Stockholders in accordance with the terms of this Section 6 (which agreement may contain the Co-Sale Offeror's obligation to purchase all of the shares of Stock held by the Other Stockholders subject to the Co-Sale Offer from the Co-Sale Offeree so long as such Co-Sale Offeree agrees to purchase simultaneously with such sale from the Other Stockholders if they deliver a Co-Sale Acceptance the Stock held by the Other Stockholders subject to such Co-Sale Notice of Acceptance).

      (c) The restrictions on Transfer contained in Section 6 shall not apply to
(i) any Permitted Transfers or (ii) any Public Sales.

   7  Drag-Along Rights.

      (a) Notwithstanding any provision of this Agreement to the contrary, if at any time the Requisite Holders and (subject to the last sentence of this paragraph) the OTPB Director approve a sale of (i) all the capital stock of the Corporation or (ii) all or substantially all of the assets of the Corporation, determined on a consolidated basis (each an "Approved Sale"), whether by way of merger, consolidation, sale of stock or assets, or otherwise (each, a "Sale of the Company"), all Stockholders shall consent to and raise no objections against the Approved Sale, and if the Approved Sale is structured as (A) a merger or consolidation of the Corporation, or a sale of all or substantially all of the assets of the Corporation, each Stockholder shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger, consolidation or asset sale, or (B) a sale of all the Stock of the Corporation, the Stockholders shall agree to sell all their shares of Stock which are the subject of the Approved Sale, on the terms and conditions approved by the Requisite Holders and (subject to the last sentence of this paragraph) the OTPB Director. Each Stockholder shall take all necessary and desirable actions approved by the Requisite Holders in connection with the consummation of the Approved Sale, including obtaining Board consent to the Approved Sale and the execution of such agreements and such instruments and other actions reasonably necessary to (x) provide customary representations, warranties, indemnities, and escrow arrangements relating to such Approved Sale and (y) effectuate the allocation and distribution of the aggregate consideration upon the Approved Sale as set forth in Section 7(b) below. The Stockholders shall be permitted to sell their Stock pursuant to an Approved Sale without complying with the provisions of Sections 5 or 6 of this Agreement. Notwithstanding any provision of this Section to the contrary, no Sale of the Company nor any terms of any Sale of the Company shall require the consent or approval of the OTPB Director if the proceeds to be received by the OTPB Stockholders in connection with such Sale of the Company will be sufficient to yield the OTPB Stockholders an Internal Rate of Return (calculated as of the date of such Sale of the Company) of at least 20% on the shares of Common Stock purchased by the OTPB Stockholders on the Closing Date.

      (b) The obligations of the Stockholders pursuant to this Section 7 are subject to the satisfaction of the following conditions:

            (i) upon the consummation of the Approved Sale, all of the Stockholders shall receive the same proportion of the aggregate consideration from such Approved Sale that such holder would have received if such aggregate consideration had been distributed by the Corporation in a complete liquidation of the Corporation pursuant to the rights and preferences set forth in the Articles as in effect immediately prior to such Approved Sale (giving effect to applicable orders of priority);

            (ii) if any Stockholder of any class of Common Stock is given an option as to the form and amount of consideration to be received for such Stock, all holders of such class will be given the same option;

            (iii) all holders of then-currently exercisable Common Stock
                  Equivalents will be given an opportunity to exercise such rights prior to the consummation of the Approved Sale (but only to the extent such Common Stock Equivalents are then vested or would be vested on an accelerated basis pursuant to the terms of their issuance) and participate in such sale as Stockholders;

            (iv) no Stockholder shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Approved Sale (excluding modest expenditures for postage, copies, etc.) and no Stockholder shall be obligated to pay more than his, her or its pro rata share (based upon the amount of consideration received) of reasonable expenses incurred in connection with a consummated Approved Sale to the extent such costs are incurred for the benefit of all Stockholders and are not otherwise paid by the Corporation or the acquiring party (costs incurred by or on behalf of a Stockholder for his, her or its sole benefit will not be considered costs of the transaction hereunder), provided that a Stockholder's liability for such expenses shall be capped at the total purchase price received by such Stockholder for his, her or its shares of Stock plus Common Stock Equivalents;

            (v) subject to the provisions of Section 7(b)(vi), no Stockholder shall be required to provide any representations, warranties or indemnities in connection with the Approved Sale, other than representations, warranties and indemnities concerning such Stockholder's valid ownership of his, her or its shares of Stock and Common Stock Equivalents, free of all Encumbrances (other than those arising under applicable securities laws), and each Stockholder's organization and authority, power, and right to enter into and consummate such purchase or merger agreement without violating any other agreement or any organizational documents of such Stockholder; and

            (vi) in the event that the Stockholders are required to make any indemnities for representations and warranties made by the Company, then no Stockholder shall be liable for more than his, her or its pro rata share (based upon the number of shares of Common Stock Equivalents held and not the amount of consideration received) of any liability for misrepresentation or indemnity and such liability shall not exceed the total purchase price received by such Stockholder for his, her or its Common Stock Equivalents, after taxes (after giving effect to all potential amendments of tax returns arising in connection with any indemnification claim) and expenses.

      (c) If the Corporation and any of the Stockholders or their representatives enter into any negotiation or transaction for which Rule 506 under the Securities Act (or any similar rule then in effect) may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Stockholder who is not an accredited investor (as such term is defined in Rule 501 under the Securities
Act) will, at the request of the Requisite Holders, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to the Requisite Holders.

   8  Other Agreements.

      (a) Transaction Fee. The Stockholders shall take all reasonable action necessary to cause the Corporation to pay a transaction fee to each of BT and OTPB in consideration of services rendered to the Corporation by such entities relating to the arrangement of equity investments in the Corporation and the establishment and negotiation of the Bridge Financing Agreement. Accordingly, on the Closing Date, the Corporation shall pay or cause to be paid to BT an amount equal to $1,125,000 and shall pay or cause to be paid to OTPB an amount equal to $375,000.

      (b) Management Fee. The Stockholders shall take all reasonable action necessary to cause the Corporation to pay certain management fees to BT and OTPB for services to be rendered to the Corporation by such entities during the term of this Agreement. Such services shall include, without limitation, financial and strategic planning and management consulting. Accordingly, on or before December 31 of each year during the term of this Agreement (beginning with the calendar year ending December 31, 1998) the Corporation shall pay or cause to be paid to BT an amount equal to $187,500 and shall pay or cause to be paid to OTPB an amount equal to $62,500.

      (c) Contribution Agreement. Each of the parties to this Agreement hereby ratifies and approves the Contribution Agreement dated as of the Closing Date between the Corporation and YAC Corp., a Minnesota corporation and a wholly-owned subsidiary of the Corporation, a copy of which is attached hereto as Exhibit C.

   9  Regulatory Matters.

      (a) Cooperation of Other Stockholders. Each Stockholder agrees to cooperate with the Corporation in all reasonable respects in complying with the terms and provisions of the letter agreement between the Corporation and BT, a copy of which is attached hereto as Exhibit D, regarding small business matters (the "Small Business Sideletter"), including, without limitation, voting to approve amending the Articles, the By-laws or this Agreement in a manner reasonably requested by any Regulated Stockholder (as defined in the Articles) in order to avoid a Regulatory Problem (as defined in the Small Business Sideletter) . Additionally, each Stockholder agrees to cooperate with the Corporation and any Regulated Stockholder in all reasonable respects, including without limitation, voting to approve amendments to the Articles, the By-laws or this Agreement in order for such Regulated Stockholder to avoid, prevent or cure a Regulatory Problem; provided, however, that no Stockholder shall as a result of such agreement be required to take any action that could reasonably be expected to have a material adverse effect on such Stockholder's investment in the Corporation.

      (b) Covenant Not to Amend. The Corporation and each Stockholder agree not to amend or waive the voting or other provisions of the Articles, the By-laws or this Agreement if such amendment or waiver would cause any Regulated older to have a Regulatory Problem, provided that any such Stockholder notifies the Company that it would have a Regulatory Problem promptly after it has notice of such amendment or waiver.

      (c) Conversion of Class A Common Stock by OTPB. OTPB hereby agrees that in order to avoid the possibility of a Regulatory Problem upon a Trigger Event, OTPB shall not, on or after the Closing Date, convert any shares of Class A Common Stock held by OTPB into shares of Class B Common Stock.

   10 Securities Law Compliance; Legends.

      (a) Restriction on Transfer. No Stockholder shall Transfer Restricted Securities except in compliance with the conditions specified in this Agreement and pursuant to a Public Sale.

      (b) Restrictive Legends. Each certificate for the Restricted Securities shall (unless otherwise provided by the provisions of Section 10(d)) be stamped or otherwise imprinted with a legend in substantially the following terms:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SET FORTH WITHIN A STOCKHOLDERS' AGREEMENT DATED AS OF NOVEMBER 25, 1997, AMONG YOUNG AMERICA CORPORATION, AND THE OTHER PARTIES NAMED THEREIN AND A REGISTRATION RIGHTS AGREEMENT DATED NOVEMBER 25, 1997, AMONG YOUNG AMERICA CORPORATION, AND THE OTHER PARTIES NAMED THEREIN, AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF YOUNG AMERICA CORPORATION."

      (c) Notice of Transfer. The holder of any Restricted Securities, by its acceptance or purchase thereof, agrees, prior to any Transfer of any such Restricted Securities (except pursuant to an effective registration statement), to give written notice to the Corporation of such holder's intention to effect such Transfer and agrees to comply in all other respects with the provisions of this Section 10. Each such notice shall describe the manner and circumstances of the proposed Transfer and, unless waived by the Corporation, shall be accompanied by the written opinion, addressed to the Corporation, of counsel for the holder of such Restricted Securities (which counsel shall be reasonably satisfactory to the Corporation), stating that in the opinion of such counsel (which opinion shall be reasonably satisfactory to the Corporation) such proposed Transfer does not involve a transaction requiring registration or qualification of such Restricted Securities under the Securities Act. Subject to complying with the other applicable provisions hereof, such holder of Restricted Securities shall be entitled to consummate such Transfer in accordance with the terms of the notice delivered by it to the Corporation if the Corporation does not object (on the basis that such Transfer violates the provisions of this Section 10) to such Transfer within fifteen days after the delivery of such notice, or, if it requests such opinion, does not reasonably object to such Transfer within fifteen days after delivery of such opinion. Each certificate or other instrument evidencing the securities issued upon the Transfer of any Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such Securities) shall bear the legend set forth in
Section 10(b) unless (i) in such opinion of such counsel registration of future Transfer is not required by the applicable provisions of the Securities Act or
(ii) the Corporation shall have waived the requirement of such legend.

      (d) Removal of Legends, Etc. Notwithstanding the foregoing provisions of this Section 10, the restriction imposed by Sections 10(a), (b) and (c) upon the transferability of any Restricted Securities shall cease and terminate when (i) any such Restricted Securities are sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in a registration statement or are sold or otherwise disposed of in a transaction contemplated by Section 10(c) which does not require that the securities transferred bear the legend set forth in Section 10(b), or (ii) the holder of such Restricted Securities has met the requirement of transfer of such Restricted Securities pursuant to subparagraph (k) of Rule 144. Whenever the restrictions imposed by Sections 10(a), (b) and (c) shall terminate, as herein provided, the holder of any Restricted Securities shall be entitled to receive from the Corporation, without expense, a new certificate not bearing the restrictive legend set forth in Section 10(b) and not containing any other reference to the restrictions imposed by Sections 10(a), (b) and (c).

   11 Duration of Agreement.

            This Agreement shall terminate upon the earlier of the completion of an Approved Sale and a Qualified Public Offering. The rights and obligations of each Stockholder under this Agreement shall terminate, if earlier, as to such Stockholder upon the Transfer of all shares of Stock owned by such Stockholder in a manner permitted by this Agreement (but nothing shall relieve such Stockholder from a claim for damages for a breach prior to such Transfer).

   12 Severability.

            Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, void or otherwise unenforceable provisions shall be null and void. It is the intent of the parties, however, that any invalid, void or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law.

   13 Entire Agreement.

            This document together with the Related Agreements embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

   14 Certain Stockholders.

            If any Stockholder is an entity that was formed for the purpose of acquiring Securities or that has no substantial assets other than Securities or interests in Securities, such Stockholder agrees that (a) shares of its common stock or other instruments reflecting equity interests in such entity (and the shares of common stock or other equity interests in any similar entities controlling such entity) will note the restrictions contained in this Agreement on the transfer of Securities as if such common stock or other equity interests were Securities and (b) no shares of such common stock or other equity interests may be transferred to any Person other than in accordance with the terms and provisions of this Agreement as if such common stock or other equity interests were Securities.

   15 Successors and Assigns.

            Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by the Corporation and its successors and assigns and the Stockholders and any subsequent holders of Securities and the respective successors and permitted assigns of each of them, so long as they hold Securities. None of the provisions hereof shall create, or be construed or deemed to create, any right to employment in favor of any Person by the Corporation or any of its Subsidiaries. This Agreement is not intended to create any third party beneficiaries.

   16 Counterparts.

            This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. The failure of any Stockholder to execute this Agreement does not make it invalid as against any other Stockholder.

   17 Remedies.

      (a) Each Stockholder shall have all rights and remedies reserved for such Stockholder pursuant to this Agreement and the Articles and By-laws and all rights and remedies which such holder has been granted at any time under any other agreement or contract and all of the rights which such holder has under any law or equity. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity.

      (b) The parties hereto agree that if any parties seek to resolve any dispute arising under this Agreement pursuant to a legal proceeding, the prevailing parties to such proceeding shall be entitled to receive reasonable fees and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceedings.

      (c) It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

   18 Notices.

            All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor:

                        (i) if to the Company, to:

                        Young America Corporation
                        c/o BT Capital Partners, Inc.
                        130 Liberty Street
                        Mail Stop 2255
                        New York, New York 10006
                        Fax:  (212) 250-7651
                        Tel.: (212) 250-8412
                        Attention: Richard Gersten

                        with a copy to:

                        Ontario Teachers' Pension Plan Board
                        5650 Yonge Street
                        North York, Ontario
                        M2M 4H5
                        Fax:  (416) 730-5374
                        Tel.: (416) 730-5330
                        Attention: Portfolio Manager, Merchant Banking
                                      and Counsel, Investments.

                        (ii) if to the Investors:

                        to the address set forth for such Stockholder  on
                        Schedule I, with copies to:

                        O'Sullivan Graev & Karabell, LLP
                        30 Rockefeller Plaza
                        New York, New York  10112
                        Fax:  (212) 408-2420
                        Tel.: (212) 408-2400
                        Attention: John M. Scott; and

                        Debevoise & Plimpton
                        875 Third Avenue
                        New York, New York 10022
                        Fax:  (212) 909-6836
                        Tel.: (212) 909-6000
                        Attention: Franci J. Blassberg; and

                        Dorsey & Whitney
                        Pillsbury Center South
                        220 South 6th Street
                        Minneapolis, Minnesota 55402
                        Fax:  (612) 340-8827
                        Tel.: (612) 340-2802
                        Attention: Michael J. McDonnell.

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day and (c) in the case of mailing, on the third business day following such mailing if sent by certified mail, return receipt requested.

   19 Further Assurances.

            Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

   20 Governing Law; Jurisdiction; Venue; Process.

            .This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in the State of New York and shall be construed without regard to (i) any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York and (ii) any presumption or other rule requiring the construction of an agreement against the party causing it to be drafted. Any legal action in a proceeding brought in accordance with this Section shall be brought in either Hennepin County, Minnesota, in the courts of the State of Minnesota or of the United States District Court for the District of Minnesota, or in New York, New York, in the courts of the State of New York or of the United States District Court for the Southern District of New York, and by execution and delivery of this Agreement, the parties hereby accept for themselves and in respect of their property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. The parties hereby irrevocably waive any objection which they may now or hereafter have to laying of venue of any actions or proceedings arising out of or in connection with this Agreement or any Related Agreement, brought in the courts referred to above and hereby further irrevocably waive and agree, not to plead or claim in any such court that any such action or proceeding has been brought in an inconvenient forum. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

   21 Conflicting Agreements.

      (a) No Stockholder shall enter into any stockholder agreements or arrangements of any kind with any Person with respect to any Securities on terms inconsistent with the provisions of this Agreement (whether or not such agreements or arrangements are with other Stockholders or with Persons that are not parties to this Agreement), including but not limited to, agreements or arrangements with respect to the acquisition or disposition of securities of the Corporation in a manner which is inconsistent with this Agreement. In the event of any inconsistency between this Agreement and any other agreement (including, without limitation, the Registration Rights Agreement), this Agreement shall control as amongst the parties to this Agreement.

      (b) In the event of any inconsistency between this Agreement and the Articles, the Stockholders shall use all reasonable efforts to cause the Corporation to amend the Articles to conform to the terms of this Agreement.

   22 Amendment.

            The provisions of this Agreement may only be amended, waived or terminated with the prior written consent of (i) the Corporation, and (ii) the Requisite Holders and (iii) a

Majority in Interest of OTPB Stockholders; provided, however, that (A) any such amendment, modification, or waiver that would adversely affect the rights hereunder of any Stockholder, in its capacity as a Stockholder, without similarly affecting the rights hereunder of all Stockholders, in their capacities as Stockholders, shall not be effective as to such Stockholder without its prior written consent and (B) Schedule I to this Agreement shall be deemed to be automatically amended from time to time to reflect Transfers of Stock made in compliance with this Agreement without requiring the consent of any party, and the Corporation will, from time to time, distribute to the Stockholders a revised Schedule I to reflect any such changes.

   23 Waiver.

            No course of dealing between the Corporation, its Subsidiaries and the Stockholders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

   24 Mutual Waiver of Jury Trial.

            BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

                                    * * * * *

            IN WITNESS WHEREOF, the undersigned have duly executed this Stockholders' Agreement as of the date first written above.

                                          YOUNG AMERICA CORPORATION


                                          By: /s/ Charles D. Weil
                                             ------------------------------
                                             Name:  Charles D. Weil
                                             Title: President

                                          BT CAPITAL PARTNERS, INC.


                                          By:
                                             ------------------------------
                                             Name:
                                             Title:

                                          ONTARIO TEACHERS' PENSION
                                          PLAN BOARD


                                          By:
                                             ------------------------------
                                             Name:
                                             Title:

                                             /s/ Jay F. Ecklund
                                             ------------------------------
                                             Jay F. Ecklund

            IN WITNESS WHEREOF, the undersigned have duly executed this Stockholders' Agreement as of the date first written above.

                                          YOUNG AMERICA CORPORATION


                                          By:
                                             ------------------------------
                                             Name:  Charles D. Weil
                                             Title: President

                                          BT CAPITAL PARTNERS, INC.


                                          By: /s/ [ILLEGIBLE]
                                             ------------------------------
                                             Name:
                                             Title:

                                          ONTARIO TEACHERS' PENSION
                                          PLAN BOARD


                                          By:
                                             ------------------------------
                                             Name:
                                             Title:


                                             ------------------------------
                                             Jay F. Ecklund

            IN WITNESS WHEREOF, the undersigned have duly executed this Stockholders' Agreement as of the date first written above.

                                          YOUNG AMERICA CORPORATION


                                          By:
                                             ------------------------------
                                             Name:  Charles D. Weil
                                             Title: President

                                          BT CAPITAL PARTNERS, INC.


                                          By:
                                             ------------------------------
                                             Name:
                                             Title:

                                          ONTARIO TEACHERS' PENSION
                                          PLAN BOARD


                                          By: /s/ [ILLEGIBLE]
                                             ------------------------------
                                             Name:  [ILLEGIBLE]
                                             Title: Portfolio Manager


                                             ------------------------------
                                             Jay F. Ecklund

                                   Schedule I
                       Names and Addresses of Stockholders

BT Stockholders

BT Capital Partners, Inc.
130 Liberty Street
Mail Stop 2255
New York, New York 10006
Facsimile: (212) 250-7651
Attention: Richard Gersten

Original Stockholders

Jay F. Ecklund
Pier 66 Resort & Marina
2301 Southeast 17th Street
Ft. Lauderdale, Florida 33316
Fax:  (954) 830-3220
Tel.: (954) 767-8998

OTPB Stockholders

Ontario Teachers' Pension Plan Board
5650 Yonge Street
North York, Ontario
M2M 4H5
Fax:  (416) 730-5374
Tel.: (416) 730-5330
Attention: Portfolio Manager, Merchant Banking
                and Counsel, Investments.

[Management Stockholders]